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                                                                EXHIBIT 99.B11.2

                                            April 24, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  WILLIAM BLAIR MUTUAL FUNDS
     POST-EFFECTIVE AMENDMENT NO. 18
     FILE NOS. 33-17463 AND 811-5344

To the Commission:

     On behalf of William Blair Mutual Funds (the "Fund") we are transmitting electronically for filing pursuant to the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940, the Fund's Post-Effective Amendment No. 18 to its Registration Statement on Form N-1A, including exhibits, marked to show changes from the Fund's previously filed
Post-Effective Amendment to its Registration Statement.

     This Amendment is being filed pursuant to the conditions and requirements of Rule 485(b) under the 1933 Act for the purpose of including the report of auditors to the Fund's annual report and making certain other non-material changes. Pursuant to the requirements of paragraph (b)(4) of Rule 485 under the 1933 Act, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective under paragraph (b) of Rule 485.

                                    Very truly yours,


                                    VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                    By: /s/ Ann E. Oglanian
                                       -------------------------------
                                       Ann E. Oglanian